                                                                    EXHIBIT 4.08


                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 2 AND CONSENT NO. 2

        AMENDMENT NO. 2 AND CONSENT NO. 2 (this "Amendment"), dated as of January 22, 1999, to the Credit Agreement, dated as of September 25, 1997, by and among SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), THE BANK OF NEW YORK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), BANK OF AMERICA NT&SA, as documentation agent, and the Lenders party thereto, as amended by Amendment No. 1 and Consent No. 1, dated as of August 5, 1998 (the "Credit Agreement").

                                    RECITALS

        I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

        II. The Borrower has requested the consent of the Administrative Agent for the acquisition by (i) OnePlace, Ltd. (a wholly-owned Subsidiary) of substantially all of the assets of OnePlace, LLC for $6,000,000 plus 50% of the investment banking fee up to a maximum of $150,000 (the "OnePlace Acquisition"),
(ii) the Borrower of 100% of the outstanding stock of CCM Communications, Inc. for $2,000,000 (the "CCM Acquisition") and (iii) a newly created wholly-owned Subsidiary ("Newco NavPress") of substantially all of the assets of NavPress Software Inc. for approximately $550,000 (the "NavPress Acquisition").

        III. The Borrower has requested that, in connection with such Acquisitions, the leverage covenant be amended.

        In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the Borrower and the Administrative Agent agree as follows:

        1. Notwithstanding anything to the contrary contained in the first paragraph of Section 8.3 of the Credit Agreement, the Administrative Agent consents to the following:

               (a) the OnePlace Acquisition, provided that (i) the consideration therefor given by the Borrower and the Subsidiaries in the aggregate shall in no event exceed $6,000,000 plus 50% of the investment banking fee up to a maximum of $150,000, and (ii) in all other respects, the OnePlace Acquisition is consummated in accordance with the terms of the Loan Documents including, without limitation, the last paragraph of Section 8.3, and OnePlace, Ltd. shall become a party to the Subsidiary Guaranty and execute and deliver all documents (including, without limitation, UCC financing statements) that the Administrative Agent shall reasonably require in connection therewith;

               (b) the CCM Acquisition, provided that (i) the consideration therefor given by the Borrower and the Subsidiaries in the aggregate shall in no event exceed $2,000,000, and (ii) in all other respects, the CCM Acquisition is consummated in accordance with the terms of the Loan Documents including, without limitation, the last paragraph of Section 8.3; and

               (c) the NavPress Acquisition provided that (i) the consideration therefor given by the Borrower and the Subsidiaries in the aggregate shall in no event exceed approximately $550,000, and (ii) in all other respects, the NavPress Acquisition is consummated in accordance with the terms of the Loan Documents including, without limitation, the last paragraph of Section 8.3, and Newco NavPress shall become a party to the Subsidiary Guaranty and execute and deliver all documents (including, without limitation, UCC financing statements) that the Administrative Agent shall reasonably require in connection therewith.

        2. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety the definition of "Amendment Effective Date" to read as follows:

        "Amendment No. 1 Effective Date": the "Amendment Effective Date" as defined in Amendment No. 1 and Consent No. 1, dated as of August 5, 1998.

        3. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety paragraph (a) of the definition of "Applicable Margin" to read as follows:

        (a) subject to paragraph (b) of this definition, at all times during the applicable periods set forth below, (i) with respect to the unpaid principal amount of the ABR Loans, the percentage set forth below under the heading "Alternate Base Rate Margin" next to the applicable period and (ii) with respect to the unpaid principal amount of the Eurodollar Loans, the percentage set forth below under the heading "Eurodollar Rate Margin" next to the applicable period:



                                                            Alternate Base       Eurodollar
                   Period                                     Rate Margin        Rate Margin
                   ------                                   --------------       -----------
                   when  the  Total   Leverage  Ratio  is
                   equal to or greater than 6.50:1.00           2.250%             3.500%

                   when  the  Total   Leverage  Ratio  is
                   equal  to or  greater  than  6.00:1.00
                   but less than 6.50:1.00                      1.750%             3.000%

                   when  the  Total   Leverage  Ratio  is


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

                   equal  to or  greater  than  5.50:1.00
                   but less than 6.00:1.00                      1.250%             2.500%

                   when  the  Total   Leverage  Ratio  is
                   equal  to or  greater  than  5.00:1.00
                   but less than 5.50:1.00                      1.000%             2.250%

                   when  the  Total   Leverage  Ratio  is
                   equal  to or  greater  than  4.50:1.00
                   but less than 5.00:1.00                      0.500%             1.750%

                   when  the  Total   Leverage  Ratio  is
                   equal  to or  greater  than  4.00:1.00
                   but less than 4.50:1.00                      0.250%             1.500%

                   when  the  Total   Leverage  Ratio  is
                   equal  to or  greater  than  3.50:1.00
                   but less than 4.00:1.00                      0.000%             1.250%

                   when the Total  Leverage Ratio is less
                   than 3.50:1.00                               0.000%             1.000%



        4. Section 1.1 of the Credit Agreement is amended by adding the following new definitions of "Amendment No. 2 Effective Date" and "Newco NavPress"):

        "Amendment No. 2 Effective Date": the "Amendment Effective Date" as defined in Amendment No. 2 and Consent No. 2, dated as of January 22, 1999.

        "Newco NavPress": the wholly-owned Subsidiary created to acquire substantially all of the assets of NavPress Software Inc.

        5. Section 6.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

        6.1    Total Leverage Ratio.

               Maintain at all times a Total Leverage Ratio not greater than the applicable ratio set forth below opposite the applicable period set forth below:



        Periods                                                  Ratio
        -------                                                  -----
        Effective Date through June 29, 1998                     7.00:1.00




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
        June 30, 1998 to but excluding
        Amendment No. 1 Effective Date                           6.25:1.00

        Amendment No. 1 Effective Date to but
        excluding Amendment No. 2 Effective Date                 6.75:1.00

        Amendment No. 2 Effective Date
        through June 29, 1999                                    7.00:1.00

        June 30, 1999 through September 29, 1999                 6.75:1.00

        September 30, 1999 through
        December 30, 1999                                        6.00:1.00



        6. Section 6.3 of the Credit Agreement is amended to change each reference to "Amendment Effective Date" contained therein to "Amendment No. 1 Effective Date".

        7. Section 8.1 of the Credit Agreement is amended to amend and restate clause (iv) thereof in its entirety to read as follows:

        (iv) intercompany Indebtedness between the Borrower and its Subsidiaries, provided that intercompany Indebtedness of the following
        Subsidiaries: OnePlace, Ltd., CCM Communications, Inc. and Newco NavPress to the Borrower (excluding intercompany Indebtedness incurred by OnePlace, Ltd. to finance the purchase price of substantially all of the assets of OnePlace, LLC and intercompany Indebtedness incurred by Newco NavPress to finance the purchase price of substantially all of the assets of NavPress Software Inc.) shall not at any time exceed $1,000,000 in the aggregate for all such Subsidiaries; and

        8. Sections 1 - 7 of this Amendment shall not become effective until the date (the "Amendment Effective Date") that the Administrative Agent shall have received (i) this Amendment executed by the Required Lenders, the Borrower and the Subsidiary Guarantors and (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Subsidiary Guarantors attaching a true and complete copy of the resolutions of its Board of Directors or other action (in form and substance reasonably satisfactory to the Administrative Agent) authorizing this Amendment and setting forth the incumbency of its officer(s) authorized to execute and deliver this Amendment (including signature specimens).

        9. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.



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

        10. In order to induce the Administrative Agent to execute this Amendment and the Lenders to consent hereto, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately before and after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, and (c) agrees to pay the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

        11. Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuation of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to the Administrative Agent, the Documentation Agent, the Issuer or any of the Lenders under the Loan Documents to which it is a party.

        12. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be changed.

        13. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.



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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2


        The parties have caused this Amendment to be duly executed as of the date first written above.


                                            SALEM COMMUNICATIONS CORPORATION

                                            By:    /s/ DIRK GASTALDO
                                               -----------------------------
                                            Name:  Dirk Gastaldo
                                            Title: VP/CFO


                                            THE BANK OF NEW YORK
                                            As Administrative Agent

                                            By:
                                            Name:
                                            Title:




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2


        The parties have caused this Amendment to be duly executed as of the date first written above.


                                            SALEM COMMUNICATIONS CORPORATION

                                            By:
                                            Name:
                                            Title:


                                            THE BANK OF NEW YORK
                                            As Administrative Agent

                                            By:    /s/ STEPHEN M. NETTLER
                                               -------------------------------
                                            Name:  Stephen M. Nettler
                                            Title: Assistant Vice President

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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2


                                       ATEP RADIO, INC.
                                       BISON MEDIA, INC.
                                       CARON BROADCASTING, INC.
                                       COMMON GROUND BROADCASTING, INC.
                                       GOLDEN GATE BROADCASTING COMPANY, INC.
                                       INLAND RADIO, INC.
                                       INSPIRATION MEDIA OF TEXAS, INC.
                                       INSPIRATION MEDIA, INC.
                                       NEW ENGLAND CONTINENTAL MEDIA, INC.
                                       NEW INSPIRATION BROADCASTING
                                         COMPANY, INC.
                                       PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                       RADIO 1210, INC.
                                       SALEM COMMUNICATIONS CORPORATION,
                                         A DELAWARE CORPORATION
                                       SALEM MEDIA CORPORATION
                                       SALEM MEDIA OF CALIFORNIA, INC.
                                       SALEM MEDIA OF COLORADO, INC.
                                       SALEM MEDIA OF OHIO, INC.
                                       SALEM MEDIA OF OREGON, INC.
                                       SALEM MEDIA OF PENNSYLVANIA, INC.
                                       SALEM MEDIA OF VIRGINIA, INC.
                                       SALEM MEDIA OF TEXAS, INC.
                                       SALEM MUSIC NETWORK, INC.
                                       SALEM RADIO NETWORK INCORPORATED
                                       SALEM RADIO REPRESENTATIVES, INC.
                                       SOUTH TEXAS BROADCASTING, INC.
                                       SRN NEWS NETWORK, INC.
                                       VISTA BROADCASTING, INC.


                                       By:    /s/ ERIC H. HALVORSON
                                          ------------------------------------
                                       Name:  Eric H. Halvorson
                                       Title:  Vice President




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2


                                            THE BANK OF NEW YORK


                                            By:    /s/ STEPHEN M. NETTLER
                                               --------------------------------
                                            Name:  Stephen M. Nettler
                                            Title: Assistant Vice President




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2

                                            BANK OF AMERICA NT & SA


                                            By:    /s/ JOHN J. SULLIVAN
                                               --------------------------------
                                            Name:  John J. Sullivan
                                            Title: Vice President




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2

                                            BANKBOSTON, N.A.


                                            By:    /s/ JENNIFER BURAS
                                               --------------------------------
                                            Name:  Jennifer Buras
                                            Title: Director




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2

                                            FLEET BANK, NA.


                                            By:    /s/ WILLIAM WEISS
                                               --------------------------------
                                            Name:  William Weiss
                                            Title: Assistant Vice President




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        SALEM COMMUNICATIONS CORPORATION
        AMENDMENT NO. 2 AND CONSENT NO. 2

                                            UNION BANK OF CALIFORNIA, N.A


                                            By:    /s/ LENA M. BRYANT
                                               --------------------------------
                                            Name:  Lena M. Bryant
                                            Title: Assistant Vice President






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